EXHIBIT 99.1


Media Contact:                                Investor Contact:
Jon Morgan or Adam Weiner                     Cynthia Jamison
Kekst and Company                             Cosi, Inc.
(212) 521-4800                                (847) 597-8801


      COSI, INC. REPORTS 2004 FOURTH QUARTER AND FULL YEAR SALES, ANNOUNCES
                        ADDITIONAL FRANCHISE COMMITMENTS

Deerfield, IL, January 13, 2005 -- Cosi, Inc. (Nasdaq: COSI), the premium, convenience restaurant company, today reported that revenues for the fourth quarter ended January 3, 2005, were $28.5 million, compared to revenues of $25.1 million in the fourth quarter ended December 29, 2003. At the end of the 2004 fourth quarter, Cosi operated 92 restaurants, compared to 89 at the end of the 2003 fourth quarter. The 2004 fourth quarter included one extra week of sales versus the 2003 fourth quarter.

Comparable restaurant sales, which assume a 52 week year and measure restaurants in operation for more than 15 months, increased approximately 8.0% in the fourth quarter of 2004 over the same period a year ago. During the fourth quarter of 2004, 84 restaurants were in operation for more than 15 months, Cosi closed two under-performing restaurants, and Cosi opened 8 restaurants and one coffee kiosk in various locations under its pilot partnership with Federated Department Stores Inc. (NYSE: FD).

Cosi has achieved comparable restaurant sales growth for 13 consecutive quarters. Fourth quarter 2004 comparable restaurant sales growth consisted of a 4.3% increase in transaction count compared to the 2003 fourth quarter, and a 3.7% increase in the average check price as a result of a price increase taken in November, as well as favorable menu mix shifts.

For the 2004 fiscal year, Cosi's revenues were $110.6 million, compared to $107.3 million in fiscal 2003. The Company's 2004 revenues include 53 weeks of sales versus 2003 sales, which included 52 weeks. Comparable restaurant sales for the 2004 fiscal year, as measured for restaurants in operation for more than 15 months, increased approximately 5.9% over the 2003 fiscal year, exceeding Cosi's guidance of 4% to 5%. Comparable restaurant sales growth in 2004 consisted of a 3.9% increase in transaction count and a 2.0% increase in the average check price compared to the 2003 fiscal year.

Cosi also stated that it has reached agreement with two additional area developers under its franchising program for 14 franchised locations, bringing the total number of franchise commitments to 24 as of fiscal year-end 2004. Cosi has now secured agreements with four area developers, and has franchise plans in place for New York, Kentucky, Ohio, Wisconsin and Florida. As Cosi has stated previously, the Company intends to add approximately 11 Company-owned restaurants and approximately 10 franchised restaurants in 2005. With respect to further development of restaurants within Federated locations, Cosi intends to evaluate the brand and financial performance of the trial restaurants together with Federated during the current quarter and make a determination and announcement concerning plans for 2005 and beyond.

Based on its market analysis, Cosi has developed a five-year growth plan that forecasts development of approximately 485 new Cosi restaurants between 2005 and year-end 2009, consisting of approximately 101 Company-owned locations and approximately 384 franchised locations. Depending upon decisions regarding further Federated development, these forecasts could increase materially.

Cosi's five-year restaurant development plans assume that existing restaurants continue to meet management's expectations and that capital planning for such development is successfully completed.

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "We are pleased that throughout 2004, the Cosi brand continued to gain strength in our markets. We continue to believe that our brand appeal and the increasing consumer demand for premium convenience dining create the opportunity for Cosi to be a national brand with a national footprint. In the fourth quarter we expanded Cosi's footprint for the first time in several years, entering five new and attractive markets. Under our three-part growth strategy - consisting of company-owned restaurants, franchised restaurants, and partnership restaurants, such as those we have already opened - we expect to grow Cosi significantly this year and in the future."

About Cosi, Inc.

Cosi (http://www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

There are more than 90 Cosi locations in sixteen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia, Tennessee, Washington, California, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any "forecasts" forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

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